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                                                                 Exhibit 10.5

                                  IMPERIAL BANK
                                   Member FDIC

                           GENERAL SECURITY AGREEMENT
                   (Tangible and Intangible Personal Property)

         This Agreement is executed on July 10, 1998, by VARIAGENICS, INC. (hereinafter called "Obligor") and IMPERIAL BANK (hereinafter called "Bank"), pursuant to the Loan Agreement, dated as of the date hereof ("Loan Agreement"), between Obligor and Bank. Capitalized terms used but not defined herein that are defined in the Loan Agreement shall have the meanings given to such terms in the Loan Agreement. Terms defined in the Massachusetts Uniform Commercial Code, and not otherwise defined herein or in the Loan Agreement, shall have the meanings given to such terms in the Massachusetts Uniform Commercial Code.

GRANT OF SECURITY INTEREST. In consideration of financial accommodations provided by Bank to Obligor under the Loan Agreement and the other Loan Documents, Obligor grants to Bank, as security for the payment by Obligor of all of its obligations under the Loan Agreement and the other Loan Documents, whether now existing or hereafter arising, and whether absolute or contingent (collectively, "Debt"), a security interest in (a) all property (i) delivered to Bank by Obligor, (ii) which shall be in Bank's possession or control in any manner or for any purpose, or (iii) described under the heading "Collateral" below, whether now owned or hereafter acquired by Obligor; and (b) all proceeds, income and products of such property, and all accessions thereto (all such property described in clauses (a) and (b) above being collectively referred to herein as the "Collateral").

COLLATERAL:

All personal property, whether presently existing or hereafter created or acquired, and all proceeds and products thereof, including but not limited to: all furniture, fixtures, equipment, inventory, or other goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments, securities and other investment property, deposit accounts and all general intangibles including, without limitation, returns, repossessions, books and records relating thereto, equipment containing said books and records, all tax refund claims, license fees, trade names, computer programs, computer software, engineering drawings, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which Obligor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of Obligor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics. Collateral shall not include any patents, registered trademarks, service marks or copyrights.

Obligor represents, warrants and agrees:


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         1. Obligor will immediately pay on demand (a) Bank's costs incurred in connection with the enforcement of any of its rights under this Agreement or with respect to the Collateral, or in protecting, insuring or realizing on Collateral, including reasonable attorneys' fees and expenses, and (b) any deficiency after realization of any Collateral. Any amounts that may be payable by Obligor to Bank pursuant to clause (a) above that shall not be paid when due shall, to the extent permitted by applicable law, and in addition to any other costs or charges that may be payable pursuant to the Loan Documents, accrue interest, at the annual rate equal to the rate applicable to the Debt in accordance with the Loan Agreement during the continuance of an Event of Default, until such amounts are paid in full.

         2. As to all Collateral in Obligor's possession (unless specifically otherwise agreed to by Bank in writing), Obligor will:

                  (a) Have possession of the Collateral at the location disclosed to Bank and will not remove the Collateral from such location, except in the ordinary course of business.

                  (b)      Keep the Collateral separate and identifiable.

                  (c) Maintain the Collateral in good and saleable condition, repair it if necessary, clean, feed, shelter, water, medicate, fertilize, cultivate, irrigate, prune and otherwise deal with the Collateral in all such ways as are considered good practice by owners of like property, use it lawfully and only as permitted by insurance policies, and permit Bank to inspect the Collateral at any reasonable time.

                  (d) Not sell, contract to sell, lease, encumber or transfer the Collateral (other than inventory Collateral), even though Bank has a security interest in proceeds of such Collateral.

         3. As to Collateral which is inventory or Accounts, Obligor:

                  (a) May, until notice from Bank while any Default or Event of Default is continuing, sell, lease or otherwise dispose of inventory in the ordinary course of business, and collect the cash proceeds thereof.

                  (b) Will, upon and during the continuance of any Default or Event of Default and upon receipt of notice from Bank, deposit all cash proceeds as received in a demand deposit account with Bank, and deliver statements identifying units of inventory disposed of, Accounts which gave rise to proceeds, and all acquisitions and returns of inventory, as required by Bank.

                  (c) Will, upon and during the continuance of any Default or Event of Default and upon receipt of notice from Bank, receive in trust, schedule on forms


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                           satisfactory to Bank and deliver to Bank all non-cash
                           proceeds other than inventory received in trade.

         4. As to Collateral which are Accounts, chattel paper, general intangibles and proceeds described in 3(c) above, Obligor warrants, represents and agrees:

                  (a) All such Collateral is genuine, enforceable in accordance with its terms, free from default, prepayment, defense and conditions precedent (except as disclosed to and accepted by Bank in writing). Obligor will supply Bank with duplicate invoices or other evidence of Obligor's rights on Bank's request.

                  (b) All persons appearing to be obligated on such Collateral have authority and capacity to contract.

                  (c) All chattel paper is in compliance with law as to form, content and manner of preparation and execution and has been properly registered, recorded, and/or filed to protect Obligor's interest thereunder.

                  (d) If an account debtor shall also be indebted to Obligor on another obligation, any payment made by him not specifically designated to be applied on any particular obligation shall be considered to be a payment on the Account in which Bank has a security interest.

                  (e) While any Default or Event of Default shall be continuing, Obligor agrees not to compromise, settle or adjust any Account or renew or extend the time of payment thereof without Bank's prior written consent.

         5. Obligor owns all Collateral absolutely, and no other person has or claims any interest in any Collateral, except as disclosed to and accepted by Bank in writing. Obligor will defend any proceeding which may affect title to or Bank's security interest in any Collateral, and will indemnify and hold Bank free and harmless from all costs and expenses of Bank's defense.

         6. Obligor will pay when due all existing or future charges, liens or encumbrances on and all taxes and assessments now or hereafter imposed on or affecting the Collateral and, if the Collateral is in Obligor's possession, any realty owned by Obligor on which the Collateral is located, except to the extent and so long as (a) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any material adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and (b) Obligor shall have set aside on its books reserves segregated (to the extent required by generally accepted accounting practice) and adequate with respect thereto.

         7. Obligor will insure the Collateral with Bank as loss payee or additional insured, as appropriate, in form and amounts with companies, and against risks and liability satisfactory to Bank, to cancel the insurance on Obligor's default, and to receive payment of and endorse any instrument in payment of any loss or return premium. If Obligor should fail to deliver the


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required policy or policies to Bank, Bank may, at Obligor's cost and expense, without any duty to do so, get and pay for insurance naming as the insured, at Bank's option, either both Obligor and Bank, or only Bank, and the cost thereof shall constitute reimbursable expenses under Paragraph 1 above.

         8. Obligor will promptly notify Bank of any change of Obligor's chief executive office, mailing address or location of Collateral.

         9. Bank is irrevocably appointed Obligor's attorney-in-fact, while any Default or Event of Default in continuing, to do any act which Obligor is obligated hereby to do, to exercise such rights as Obligor may exercise, to use such equipment as Obligor might use, to enter Obligor's premises to give notice of Bank's security interest, and to collect Collateral and proceeds and to execute and file in Obligor's name any financing statements and amendments thereto required to perfect Bank's security interest hereunder, all to protect and preserve the Collateral and Bank's rights hereunder. In such capacity, while any Default or Event of Default is continuing, Bank may:

                  (a) endorse, collect and receive delivery or payment of instruments and documents constituting Collateral;

                  (b) make extension agreements with respect to or affecting Collateral, exchange it for other Collateral, release persons liable thereon or take security for the payment thereof, and compromise disputes in connection therewith; and

                  (c) use or operate Collateral for the purpose of preserving Collateral or its value and for preserving or liquidating Collateral.

         10. Upon and during the continuance of any Event of Default, Bank may exercise all rights and remedies available to Bank under this Agreement, under any of the other Loan Documents or available to secured parties under the Massachusetts Uniform Commercial Code, all without presentment, protest, notice of protest, demand and notice of nonpayment, notice of sale and advertisement of sale, except to the extent required by applicable law. While any Event of Default is continuing, without limiting in any way any of Bank's other rights under the Loan Documents or applicable law, Bank may sell, in one or more sales, Collateral in any county where Bank has an office; Bank may purchase at any such sale, effect sales for cash or on credit to a wholesaler, retailer or user of the Collateral, or at public or private auction, all of which shall be considered commercially reasonable; and Bank may require Obligor to assemble the Collateral and make it available to Bank at the entrance to the location of the Collateral, or at such other location designated by Bank.

         11. Bank's acceptance of partial or delinquent payments or the failure of Bank to exercise any right or remedy shall not waive any obligation of Obligor or right of Bank to modify this Agreement, or waive any other similar default.


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         12. On transfer of all or any part of the Debt, Bank may transfer all or any part of the Collateral. Bank may deliver all or any part of the Collateral to any Obligor at any time. Any such transfer or delivery shall discharge Bank from all liability and responsibility with respect to such Collateral transferred or delivered. This Agreement benefits Bank's successors and assigns and binds Obligor's successors and assigns. Obligor agrees not to assert against any assignee of Bank any claim or defense that may exist against Bank. Time is of the essence. The Loan Agreement, this Agreement, the other security agreements supplemental hereto, and the other Loan Documents contain the entire security agreement between Bank and Obligor. Obligor will execute any additional agreements, assignments or documents reasonably required by Bank to carry this Agreement into effect.

         13. THIS AGREEMENT, AND EACH OF THE OTHER LOAN DOCUMENTS, ARE INTENDED TO TAKE EFFECT AS SEALED INSTRUMENTS AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA. OBLIGOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.

         14. This Agreement is subject to modification only by a writing signed by Bank and Obligor. No party shall be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by such party. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

VARIAGENICS, INC.                           IMPERIAL BANK
"OBLIGOR"                                   BANK"

By:/s/  FRED D. LEDLEY, M.D.                By:/s/ KAREN DUNN
   ---------------------------                 ---------------------------
Title:   PRESIDENT                          Title: VICE PRESIDENT
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